Registration No.
                                                                333-67415
                                                        filed pursuant to
                                                           Rule 424(b)(3)

                              PROSPECTUS SUPPLEMENT
                             Dated January 22, 1999
                    to the Prospectus dated December 15, 1998

                               CINTAS CORPORATION

                          92,994 shares of Common Stock
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        Cintas   Corporation,a   Washington   corporation,   has  prepared  this
Prospectus Supplement to update certain information included in its Prospectus dated December 15, 1998 relating to 92,994 shares of Common Stock, without par value. These shares are being offered for sale by certain shareholders of the Company.

        13,758 of the 14,879 shares of Common Stock owned by Brenda Gettinger included in the Prospectus are subject to a pledge and security agreement in favor of Prudential Securities Incorporated. Following a transfer of such shares to Prudential pursuant to such a pledge and security agreement, such shares may be sold by Prudential pursuant to the Prospectus.